Exhibit 99.1

Media Contact:
pr@overstock.com

Investor Contact:
ir@overstock.com

Overstock Seeking Shareholder Vote regarding Digital Dividend

SALT LAKE CITY - October 28, 2019 - Interest from Overstock.com, Inc. (NASDAQ:OSTK) shareholders, broker-dealers, regulators, and the general market surrounding the company’s innovative Series A-1 dividend remains high. Overstock continues to work and consult with regulators to ensure the dividend is implemented in compliance with applicable laws and corporate requirements, and as a result believes it will significantly enhance the benefit to its shareholders. Overstock will seek shareholder approval to facilitate the issuance of the digital Series A-1 dividend by eliminating current restrictions on the Series A-1 shares so the dividend can be held and traded by a wide group of investors and by reallocating the authorized preferred stock among series to pay the dividend on a 1:10 basis.

“I’m frustrated with this delay, but these adjustments are necessary to enable all shareholders to benefit from the digital dividend,” said Overstock CEO Jonathan Johnson. “This is an important step for the first dividend of its kind to give our shareholders access to the next generation of capital markets powered by tZERO.”

Overstock will seek shareholder approval to change the terms of the company’s Certificates of Designation and to reallocate the number of preferred shares in order to pay the dividend on a 1:10 basis. The current Series A-1 Certificate of Designation has several restrictions Overstock intends to remedy. For example, it restricts holders of the Series A-1 shares to online brokerage accounts established by approved broker-dealers and requires that all transfers be made through PRO Securities ATS. Therefore, the current Series A-1 shares could not be held by non-broker-dealer shareholders in their own names, banks could not hold the Series A-1 as custodians, and holders wanting to gift or transfer the security upon death or divorce through Pro Securities ATS may have difficulty. These proposed changes remove these restrictions and will allow shareholders to receive and hold the dividend shares and allow banks and other institutions to hold the security as custodians on behalf of investment advisors.

“This vote gives our shareholders the opportunity to voice their view on the application of blockchain technology to our securities markets,” continued Johnson. “With these proposed changes to the Certificate of Designation, a broader group of shareholders will be able to hold and trade the Series A-1 dividend on the day of its distribution.”

All holders of Overstock Common, Series A-1 Preferred, and Series B Preferred, voting as a single class will be eligible to vote on the proposed changes, with separate class votes for the Series A-1 Preferred and Series B Preferred.

Once approved, Overstock intends to promptly announce the revised dividend record and distribution dates, with the aim of distributing the dividend to investors as soon as reasonably possible.

“We intend to have the OSTKO dividend in our shareholders’ hands within a month of shareholder approval,” said Johnson.

As previously announced, Overstock is working with regulators to register the Series A-1 shares so they will be tradable upon distribution.

Overstock plans to announce the record and meeting dates for this shareholder vote in the next few weeks. Based on the current timeline, it anticipates that the record date will be in late November and that the meeting date will be late January 2020.

Investor Notice

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Series A-1 Preferred and no offer, solicitation or sale of the Series A-1 Preferred shall be made in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended. Offers, solicitations and sales of the Series A-1 Preferred will be made only by means of a prospectus supplement and the accompanying prospectus, forming a part of an effective registration statement.

No Offer, Solicitation, Investment Advice or Recommendations

This release is for informational purposes only and does not constitute an offer to sell, a solicitation to buy, or a recommendation for any security, nor does it constitute an offer to provide investment advisory or other services by Overstock or any of its affiliates, subsidiaries, officers, directors or employees. No reference to any specific security constitutes a recommendation to buy, sell or hold that security or any other security. Nothing in this release shall be considered a solicitation or offer to buy or sell any security, future, option or other financial instrument or to offer or provide any investment advice or service to any person in any jurisdiction. Nothing contained in this release constitutes investment advice or offers any opinion with respect to the suitability of any security, and the views expressed in this release should not be taken as advice to buy, sell or hold any security. In preparing the information contained in this release, we have not taken into account the investment needs, objectives and financial circumstances of any particular investor. This information has no regard to the specific investment objectives, financial situation and particular needs of any specific recipient of this information and investments discussed may not be suitable for all investors. Any views expressed in this release by us were prepared based upon the information available to us at the time such views were written. Changed or additional information could cause such views to change. All information is subject to possible correction. Information may quickly become unreliable for various reasons, including changes in market conditions or economic circumstances.

About Overstock.com

Overstock.com, Inc Common Shares (NASDAQ:OSTK) / Digital Voting Series A-1 Preferred Stock (Medici Ventures’ tZERO platform:OSTKO) / Series B Preferred (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by nearly 40 million customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly-owned subsidiary developing and accelerating blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

O, Overstock.com, O.com, Club O, Main Street Revolution, and Worldstock are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact and include, but are not limited to, statements regarding our expectations surrounding the registration and timing of the Series A-1 dividend. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Form 10-Q for the quarter ended June 30, 2019, which was filed with the SEC on August 8, 2019, and any subsequent filings with the SEC.

About tZERO

tZERO Group, Inc. ("tZERO") is a majority owned subsidiary of Overstock.com, focusing on the development and commercialization of financial technology (FinTech) enhanced with cryptographically-secured, decentralized ledgers - more commonly known as blockchain technology. Since its inception, tZERO has pioneered the effort to bring greater efficiency and transparency to capital markets. For more information on tZERO, please visit: https://www.tzero.com/.

tZERO is not a registered broker-dealer, funding portal, underwriter, investment bank, investment adviser or investment manager, and is not providing brokerage, investment banking or underwriting services, recommendations or investment advice to any person, and does not provide any brokerage services. tZERO takes no part in the negotiation or execution of secondary market transactions for the purchase or sale of securities and at no time has possession of investor funds or securities in connection with such transactions.

About PRO Securities, LLC

PRO Securities, LLC is an indirectly held majority-owned subsidiary of Overstock.com, broker-dealer registered with the SEC and a member of FINRA and SIPC. More information about PRO Securities may be found at www.finra.org.

SOURCE: Overstock.com, Inc.